COMPENSATION AGREEMENT

This Agreement is dated this _______ day of _________________, 2000


BETWEEN

CathayBancorp.com, Limited, a company incorporated under the laws of Hong Kong Special Administrative Region ("Hong Kong"), the People's Republic of China ("PRC") (the "Company")

AND

PRC Entertainment Group, Inc., a company incorporated under the laws of Hong Kong, PRC ("PEGI")


WHEREAS PEGI has provided various services to the Company, including introducing the Company to various business opportunities and transactions, and the Company wishes to compensate PEGI for such services rendered.

IN CONSIDERATION OF mutual promises and other valuable considerations, the receipt and sufficiency of which are hereby recognized, the Parties agree as follows:

1. 	For the past services rendered by PEGI for the Company and future services to be rendered by PEGI to the Company that are agreed to be by Parties,some of which are more specifically described below, the Company agrees to compensate PEGI in accordance with the following terms and conditions:

(1) Upon the formal establishment of a sino-foreign joint venture company (the"JV"), which was contemplated by a co-operation agreement entered into in May 2000 among the Company, Sichuan Guo Xun Xin Xi Chan Ye You Xian Gong Si, TorchNet Co. Ltd., and Capital Culture Company (the "Co-operation Agreement"), the Company will pay PEGI US$500,000;

(2) Upon the completion of the entertainment websites to be owned by the JV in accordance with the Cooperation Agreement, the Company will cause the Parent to issue to PEGI 250,000 shares;

(3) Upon the JV obtaining necessary license to operate the talk show programs in accordance with the Cooperation Agreement, the Company will cause the Parent to issue 250,000 shares to PEGI.

2. This Agreement is governed by and construed in accordance with the laws of Hong Kong and the Parties hereby submit to the non-exclusive jurisdictions of the courts in Hong Kong.

3. Any provisions hereof held by a competent court or arbitration tribunal to be invalid or illegal shall not affect the validity of other provisions hereof which shall remain intact and legally binding. The Parties shall continue to implement such other provisions.

4. This Agreement shall be binding on and enure to the benefits of heirs, executors,administrators, successors and assigns of the Parties hereto.


Executed by the Parties at the place and on the date first above mentioned.


CathayBancorp.com, Limited

Per:_________________(corporate seal)

PRC Entertainment Group, Inc.


Per:_________________ (corporate seal)



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